Exhibit 99.1

Intrepid Potash Announces Amendment of Its Existing $250 Million Unsecured Credit Facility on More Favorable Terms

DENVER; August 5, 2013 - Intrepid Potash Inc. (Intrepid) (NYSE:IPI) today announced that it has amended and extended its existing $250 million unsecured credit facility.  Under the amendment, among other things, the maturity of the facility was extended by two years to August 3, 2018, certain financial covenants were eased, and pricing was improved.

“We are pleased to be able to extend our credit facility, recognizing that the current market conditions provided us a window to extend the term, increase the flexibility, and improve the pricing of the facility,” said David Honeyfield, Intrepid’s President and Chief Financial Officer.  “We also are appreciative of the continued support demonstrated by our bank group, each of whom renewed their commitments and expressed their long-term confidence in Intrepid.”

The amended facility is available to the Company for general corporate purposes.  There is currently no amount outstanding under this facility.  For additional details, please refer to the Company’s Current Report on Form 8-K as filed today with the Securities and Exchange Commission and available on the Company’s website under the Investor Relations tab at www.intrepidpotash.com

The transaction was led by U.S. Bank National Association as the Administrative Agent and Wells Fargo Bank National Association as the Syndication Agent.  U.S. Bank and Wells Fargo serve as the Joint Lead Arrangers and Joint Book Runners.  JP Morgan Chase, N.A.; Bank of Montreal; and Bank of America, N.A.; serve as Co-Documentation Agents associated with this facility, with additional participation from Ag First Farm Credit Bank, Bank of the West and United FCS RCA.

About Intrepid:

Intrepid (NYSE: IPI) is the largest producer of potash in the U.S. and is dedicated to the production and marketing of potash and Trio®, a product produced from langbeinite ore.  Intrepid owns five active potash production facilities -- three in New Mexico and two in Utah.  The HB Solar Solution mine, which is currently under construction, will increase the number of our active potash production facilities to six.

Intrepid routinely posts important information about its business, including information about upcoming investor presentations, on its website under the Investor Relations tab.  Intrepid encourages investors and other interested parties to enroll on its website to receive automatic email alerts or Really Simple Syndication (RSS) feeds regarding new postings.  The website address for Intrepid is www.intrepidpotash.com.

Forward-looking Statements

This document contains forward-looking statements - that is, statements about future, not past, events.  The forward-looking statements in this document often relate to our future performance and management’s expectations for the future, including statements about our financial outlook.  These statements are based on assumptions that we believe are reasonable.  Forward-looking statements by their nature address matters that are uncertain.  For us, the particular uncertainties that could cause our actual results to be materially different from our forward-looking statements include the following:

•                  changes in the price, demand, or supply of potash or Trio®/langbeinite

•                  circumstances that disrupt or limit our production, including operational difficulties or operational variances due to geological or geotechnical variances

•                  interruptions in rail or truck transportation services, or fluctuations in the costs of these services

•                  increased labor costs or difficulties in hiring and retaining qualified employees and contractors, including workers with mining, mineral processing or construction expertise

•                  the costs of, and our ability to successfully construct, commission and execute, any of our strategic projects, including the development of our HB Solar Solution mine, the further development of our langbeinite recovery and granulation assets, our North granulation plant, and our Moab cavern systems

•                  adverse weather events, including events affecting evaporation rates at our solar solution mines

•                  changes in the prices of raw materials, including chemicals, natural gas, and electricity

•                  the impact of federal, state, or local government regulations, including environmental and mining regulations, the enforcement of those regulations, and government policy changes

•                  our ability to obtain any necessary government permits relating to the construction and operation of assets

•                  changes in our reserve estimates

•                  competition in the fertilizer industry

•                  declines in U.S. or world agricultural production

•                  declines in the use of potash products by oil and gas companies in their drilling operations

•                  changes in economic conditions

•                  our ability to comply with covenants in our debt-related agreements to avoid a default under those agreements

•                  disruption in the credit markets

•                  our ability to secure additional federal and state potash leases to expand our existing mining operations

•                  the other risks and uncertainties described in our periodic filings with the U.S. Securities and Exchange Commission

All information in this document speaks as of August 5, 2013.  New information or events after that date may cause our forward-looking statements in this document to change.  We have no duty to update or revise publicly any forward-looking statements to conform the statements to actual results or to reflect new information or future events.

Contact:

Gary Kohn, Investor Relations

Phone:  303-996-3024

Email: gary.kohn@intrepidpotash.com